As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	08-7654321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

32 Journey
Aliso Viejo, California 92656
(949) 608-0854

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Schiller

Chief Financial Officer and EVP of Strategy

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Telephone: (949) 608-0854

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan H. Talcott

E. Peter Strand

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue NW, Suite 900

Washington, DC 20001

Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate number of rights to purchase common stock, preferred stock and/or debt securities of one or more series, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, debt securities, warrants and/or rights in any combination by the Company of up to a maximum aggregate offering price of $300,000,000; and

●	a sales agreement prospectus covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $150,000,000 of Class A common stock that may be issued and sold under a sales agreement, dated August 26, 2022, with B. Riley Securities, Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, as sales agents.

The base prospectus immediately follows this explanatory note. The prospectus relating to the sales agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Company under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the Company under the base prospectus. Upon termination of the sales agreement with B. Riley Securities, Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, any portion of the $150,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 26, 2022

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Rights
Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompany prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our Class A common stock and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “INDI” and “INDIW,” respectively. On August 24, 2022, the closing price of our Class A common stock was $7.67 and the closing price for our public warrants was $1.73.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 34 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “indie,” “we,” “us,” “our,” “the registrant” or the “Company” refer to indie Semiconductor, Inc., and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

THE COMPANY

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and vision. These functions represent the core safety systems for next generation vehicles and set the stage for truly autonomous cars and trucks, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 140 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with roughly a dozen of Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the more than 20 global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a wholly-owned subsidiary incorporated under the laws of Canada, indie Semiconductor Japan, a wholly-owned subsidiary incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, and has 64% voting power over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd, collectively as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. indie Semiconductor is headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2021, approximately 31% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 23% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 46% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 2% of our total assets and 3% of our total liabilities and accounted for 18% of our consolidated revenue.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions. See our condensed consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

Background

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein, following the approval at the extraordinary general meeting of the stockholders of Thunder Bridge II held on June 9, 2021 (the “Special Meeting”).

On December 14, 2020, Thunder Bridge II entered into subscription agreements with the investors named therein (the “PIPE Investors”), including Mr. Kight and an affiliate of Thunder Bridge Acquisition II LLC (the “Sponsor”), pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). Upon the closing of the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock. Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 8, 2019, by and between Thunder Bridge II and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of June 10, 2021, by and among Thunder Bridge II, Surviving Pubco and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). See the section entitled “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	the expected benefits of the Business Combination and our acquisitions of TeraXion, Inc., Symeo GmbH and ON Design Israel;

●	our future financial performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	our expansion plans and opportunities;

●	the outcome of any known and unknown regulatory proceedings;

●	the ability to recognize the anticipated benefits of recent acquisitions, which may be affected by, among other things, competition, and our ability to successfully integrate and retain the acquired teams, and to grow and manage growth profitably;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our future capital requirements and sources and uses of cash and our ability to obtain funding for our operations and future growth;

●	changes in the market for our products and services;

●	expansion plans and opportunities;

●	the cyclical nature of the semiconductor industry;

●	our ability to successfully introduce new technologies and products;

●	the demand for the goods into which our products are incorporated;

●	our ability to accurately estimate demand and obtain supplies from third-party producers;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	conducting business in China;

●	the inability to maintain the listing of our Class A common stock or the public warrants on Nasdaq; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” which is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein that relate to our capital stock. This summary is not complete, is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws and is subject to the relevant provisions of the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Certificate of Incorporation and our Bylaws and the relevant provisions of the DGCL before you invest in our capital stock.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of:

●	10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	250,000,000 shares of Class A common stock, par value $0.0001 per share, and 40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of August 23, 2022, we had 121,444,910 shares of Class A common stock issued and 119,717,910 shares issued and outstanding (which excludes 1,725,000 shares of Class A common stock held by the Sponsor that remain held in escrow and subject to forfeiture if certain stock price performance thresholds of the Company are not achieved by December 31, 2027).

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

As of August 23, 2022, we had 26,282,699 shares of Class V common stock outstanding. All outstanding shares of Class V common stock are fully paid and non-assessable.

Voting rights. The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a LLC Units following the merger of ADK Merger Sub LLC with and into ADK LLC (a “Post-Merger indie Unit”), such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger indie Units in accordance with our governing documents and those of ADK LLC.

Preferred Stock

As of August 23, 2022, no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of our common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock.

Warrants

As of August 23, 2022, 27,400,000 warrants were outstanding, including 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants. Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the warrant agreement, as amended by the assignment, assumption and amendment agreement entered into in connection with the Business Combination, the Warrant Agreement, a public warrant holder may exercise its warrants only for a whole number of shares. This means that only a whole number of warrants may be exercised at any given time by a public warrant holder. However, except as set forth below, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. The public warrants will expire at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the completion of the Business Combination or (ii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all warrants.

The private placement warrants and sponsor warrants are identical to the public warrants except that the private placement warrants and sponsor warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants and sponsor warrants) (i) are not transferable, assignable or salable until 30 days after the completion of the Business Combination, (ii) are exercisable for cash (even if a registration statement covering the Class A common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and (iii) are not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the warrants for redemption (excluding the private placement warrants and sponsor warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●	if and only if, the reported last sale price of the shares of our Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to public warrant holders, and

●	if and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued under a Warrant Agreement, as amended, between us and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a shares of Class A common stock) at any time prior to the expiration date for a period of not less than 10 business days; provided, however, that we provide at least 10 business days’ prior written notice of such reduction to registered holders of the warrants and that any such reduction will be applied consistently to all of the warrants. Any such reduction in the exercise price will comply with any applicable regulations under the federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holder will not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A common stock issuable upon exercise of the warrants is current and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant. If the prospectus relating to the shares of Class A common stock issuable upon the exercise of the warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Public warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing public warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent stock dividend payable in shares of common stock, or by a split of the Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder.

Contractual Arrangements with Respect to Certain Warrants

We have agreed that so long as the private placement warrants and sponsor warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, we will allow the holders to exercise such warrants on a cashless basis and such warrants may be exercisable for cash.

Dividends

It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends on the shares of Class A common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors.

We are a holding company with no material assets other than our interest in ADK LLC. We intend to cause ADK LLC to make distributions to holders of Post-Merger indie Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Amended Operating Agreement provides that pro rata cash distributions be made to holders of Post-Merger indie Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” We anticipate that amounts we will receive may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger indie Units from indie at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Post-Merger indie Units, to maintain one-for-one parity between Post-Merger indie Units and shares of Class A common stock of the Company.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors - Risks Related to Ownership of Our Class A Common Stock and Warrants - Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” incorporated by reference into this prospectus.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66⅔% of our capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all our outstanding voting capital stock, voting together as a single class:

●	the provisions regarding calling annual and special meetings of stockholders;

●	the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

●	the provisions regarding the conduct of stockholder meetings;

●	the provisions providing for a classified board of directors (including the election and term of directors);

●	the provisions regarding filling vacancies on the board of directors and newly created directorships;

●	the provisions regarding removal of directors; and

●	the amendment provision requiring that the above provisions be amended only with an 66⅔% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Exchange Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including three of our founders, Messrs. Aoki, McClymont and Kee, which provides for the exchange of such holders’ Post-Merger indie Units into shares of our Class A common stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s Post-Merger indie Units may, from time to time thereafter, exchange all or any portion of their Post-Merger indie Units for shares of our Class A common stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger indie Units surrendered for exchange, pay an amount in cash per Post-Merger indie Unit equal to the volume weighted average price of the Class A common stock on the date of the receipt of the written notice of the exchange. Certain holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Exchange Ratio

The initial exchange ratio was one Post-Merger indie Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger indie Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger indie Units. If our Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Merger indie Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger indie Units other than through an exchange for shares of Class A common stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Merger indie Units to exchange their Post-Merger indie Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations. In addition, holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Expenses

The Company and each holder of Post-Merger indie Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A common stock to be issued in the name of another holder).

Registration Rights Agreements

On the closing date of the Business Combination, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other members of ADK LLC prior to the closing of the Business Combination (the “indie Equity Holders”), pursuant to which Surviving Pubco has agreed to register for resale under the Securities Act shares of Class A common stock issued to such parties as consideration in connection with the Business Combination, and to provide such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie agreed to file with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A common stock issued to such stockholders in the TeraXion acquisition.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company. As a result, a person who beneficially owns restricted shares of our Class A common stock or warrants will be able to sell their shares of Class A common stock and private placement warrants and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year from the Closing so long as the other conditions set forth in the exceptions listed above and the other conditions of Rule 144 described below are satisfied.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;

●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

●	any limit on the aggregate principal amount of that series of debt securities;

●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	the date or dates on which we will pay the principal of the debt securities of the series;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;

●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

●	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the trustee for the debt securities;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

●	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

●	any listing of the debt securities on any securities exchange;

●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

●	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

●	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

●	we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

●	immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

●	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

●	default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

●	default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

●	default in the performance or breach of any covenant (other than those events defaults referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

●	specified events of bankruptcy, insolvency or reorganization with respect to us; or

●	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The Indenture also provides that if an event of default (other than an event of default specified in the fourth and fifth bullet points of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in the fourth and fifth bullet points of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

●	the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

●	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

●	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

●	no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

●	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

●	reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

●	waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

●	change any place where or the currency in which debt securities are payable;

●	make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

●	waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

●	to add any additional events of default with respect to all or any series of debt securities;

●	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

●	to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

●	to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

●	to add additional guarantors or obligors under the Indenture; or

●	to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

●	either:

o	all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

o	all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we have paid or caused to be paid all sums payable by us under the Indenture; and

●	we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

●	rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

●	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and

●	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

●	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

o	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

o	since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

●	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

●	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

●	The offering price, if any;

●	If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;

●	The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

●	The dates on which the right to exercise the stock warrants begins and expires;

●	U.S. federal income tax consequences;

●	Call provisions, if any;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;

●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

●	The dates on which the right to exercise the debt warrants begins and expires;

●	U.S. federal income tax consequences;

●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our stockholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

●	in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the extent to which the rights are transferrable;

●	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	a discussion of material federal income tax considerations;

●	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

●	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	A description of the terms of any unit agreement governing the units; and

●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, through broker-dealers, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a “best efforts” basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, then we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in an accompanying prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our Class A common stock and our public warrants which are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the accompanying prospectus supplement.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The anticipated date of delivery of offered securities will be set forth in the accompanying prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.indiesemi.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 11, 2022;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022 filed with the SEC on May 13, 2022 and August 12, 2022, respectively;

●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed with the SEC on May 2, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2022, April 1, 2022, June 28, 2022 and August 11, 2022, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 26, 2022

$150,000,000

Class A Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), with B. Riley Securities, Inc. (“B. Riley”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) and Roth Capital Partners, LLC (“Roth Capital” and together with B. Riley and Craig-Hallum, the “Sales Agents”) relating to shares of our Class A common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through or to the Sales Agents, acting as our agent or principal.

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INDI.” On August 24, 2022, the closing price of our Class A common stock was $7.67 and the closing price of our public warrants was $1.73.

Sales of our Class A common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Each Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page S-24 for additional information regarding the compensation payable to the Sales Agents.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see “Prospectus Summary-Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page S-9 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES	CRAIG-HALLUM

ROTH CAPITAL PARTNERS

, 2022

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $300,000,000. Under this prospectus, we may offer shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of shares of our Class A common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and the Sales Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and vision. These functions represent the core safety systems for next generation vehicles and set the stage for truly autonomous cars and trucks, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 140 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with roughly a dozen of Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the more than 20 global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a wholly-owned subsidiary incorporated under the laws of Canada, indie Semiconductor Japan, a wholly-owned subsidiary incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, and has 64% voting power over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd, collectively as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. indie Semiconductor is headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2021, approximately 31% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 23% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 46% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 2% of our total assets and 3% of our total liabilities and accounted for 18% of our consolidated revenue.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions. See our condensed consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

Background

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein, following the approval at the extraordinary general meeting of the stockholders of Thunder Bridge II held on June 9, 2021 (the “Special Meeting”).

On December 14, 2020, Thunder Bridge II entered into subscription agreements with the investors named therein (the “PIPE Investors”), including Mr. Kight and an affiliate of Thunder Bridge Acquisition II LLC (the “Sponsor”), pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). Upon the closing of the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock. Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 8, 2019, by and between Thunder Bridge II and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of June 10, 2021, by and among Thunder Bridge II, Surviving Pubco and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). See the section entitled “Description of Capital Stock.”

Summary of Risks

Risks Related to Our Operations and Industry

●	The semiconductor industry is highly cyclical.

●	The semiconductor industry is highly competitive.

●	Average selling prices in the markets we serve have decreased over time.

●	Much of our business depends on winning competitive bid selection processes.

●	The demand for our products depends on the demand for our customers’ end products.

●	Any downturn in the automotive market could significantly harm our financial results.

●	We depend on third parties to manufacture, assemble, test and/or package our products.

●	We rely on the timely supply of materials that may only be available from a limited number of suppliers.

●	We must develop new products with acceptable profit margins.

●	“Strategic backlog” and “design win pipeline” estimations may not result in revenue or profits.

●	Mergers, acquisitions, investments and joint ventures could adversely affect our results of operations.

●	We must effectively manage future growth.

●	We may seek additional capital, which may result in dilution to our stockholders.

●	We may rely on strategic partnerships, joint ventures and alliances for outside of our control.

●	We may not be successful in exiting certain programs or businesses or in restructuring our operations.

●	Disruptions in our relationships with any one of our key customers could adversely affect our business.

●	Conflict minerals disclosure requirements may cause us to incur additional expenses.

●	Our existing and future indebtedness could adversely affect our ability to operate our business.

●	We have historically incurred losses and may continue to incur losses.

Risks Related to Our Organizational Structure

●	We are dependent upon distributions made by our subsidiaries to make certain payments.

●	We are party to a Tax Receivable Agreement, which requires us to make certain payments.

Risks Related to Macroeconomic Conditions

●	Geopolitical uncertainty could impact end customer demand and disrupt our supply chain.

●	Downturns or volatility in general economic conditions could harm our business.

●	Rising interest rates and higher borrowing costs could impair our ability to raise sufficient capital to capitalize on our business plans.

●	Fluctuations in foreign exchange rates could harm our business.

●	Political, economic and health risks and natural disasters could harm our business.

●	Fluctuations in foreign exchange rates could have an adverse effect on our results of operations.

●	Our worldwide operations are subject to political, economic and health risks and natural disasters, including the ongoing effects of the COVID-19 pandemic, which could have a material adverse effect on our business operations.

Risks Related to our Intellectual Property, Technology, Privacy and Security.

●	We may not be able to protect our proprietary intellectual property against improper use.

●	Intellectual property claims or litigation could significantly harm our business.

●	We rely on certain third-party software that may not be available to us in the future.

●	Interruptions in information technology systems could adversely affect our business.

●	Security breaches and other cybersecurity incidents could adversely impact our business.

Risks Related to Regulatory Compliance and Legal Matters

●	We must comply with a large body of laws and regulations.

●	We may be adversely affected by product defects and product liability or warranty claims.

●	Significant litigation could impair our reputation and cause us to incur substantial costs.

●	Securities litigation and stockholder activism could adversely affect our business.

●	We are subject to export restrictions and laws affecting trade and investments.

●	Changes in tax rates or laws or additional tax liabilities could adversely affect our business.

●	Failure to comply with anti-corruption laws or our ethics policies could adversely affect our business.

●	We must comply with environmental and occupational health and safety laws and regulations.

Risks Related to Doing Business in China.

●	Uncertainties with respect to the PRC legal system could adversely affect our China subsidiary.

●	China’s economic, political and social conditions may change rapidly with little advance notice.

●	Our China subsidiary may be limited in its ability to make distributions to us.

●	Government control of currency conversion may affect the value of our securities.

●	Failure to comply with certain regulations may subject us or our PRC employees to fines or sanctions.

●	We may be subject to a variety of PRC laws and other obligations regarding data protection.

Risks Related to Financial Reporting, Internal Controls and Being a Public Company

●	Inadequate internal controls could result in inaccurate financial reporting.

●	We may not be able to timely and effectively implement and maintain controls and procedures required by Section 404 of the Sarbanes-Oxley Act that are applicable to us.

●	We will incur significant increased expenses and administrative burdens as a public company.

●	Use of exemptions available to emerging growth companies could make our securities less attractive to investors and may make it difficult to compare our performance to that of other public companies.

●	Our actual operating results may differ significantly from our guidance.

Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents

●	We must comply with the continued listing standards of Nasdaq for our Class A common stock.

●	We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making such warrants worthless.

●	Our warrants may have an adverse effect on the market price of our Class A common stock.

●	An investment in our Class A common stock may be diluted by future issuances of our Class A common stock or LLC Units.

●	There may be sales of a substantial amount of Class A common stock by our stockholders.

●	Provisions in our Certificate of Incorporation and Bylaws limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts.

●	Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings.

Risks Related to this Offering

●	Our management will have broad discretion over the use of proceeds from this offering.

●	You may experience immediate and substantial dilution.

●	You may experience future dilution as a result of future equity offerings.

●	It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

●	The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

General Risk Factors

●	The market price of our securities may fluctuate or decline.

●	Shares of Autotech public companies have been severely depressed over the past year and may not recover.

●	Loss of personnel, or an inability to attract personnel, could adversely affect our business.

●	Our operating results are subject to substantial quarterly and annual fluctuations.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2024; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

THE OFFERING

Class A common stock offered by us	Shares of our Class A common stock, par value $0.0001 per share, with an aggregate sale price of up to $150,000,000

Class A common stock to be outstanding after this offering	Up to 138,880,327 shares, assuming the sale of $150,000,000 of shares of our Class A common stock in this offering at a public offering price of $7.67 per share, which was the last reported sale price of our Class A common stock on Nasdaq on August 24, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to the Sales Agents, as sales agent and/or principal. See “Plan of Distribution” on page S-24.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-12.

Nasdaq Capital Market trading symbol	“INDI”

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

The number of shares of our Class A common stock outstanding after this offering is based on 119,323,612 shares of Class A common stock outstanding as of June 30, 2022, and excludes:

●	26,382,703 shares of Class V common stock, which vote together as a single class with our Class A common stock;

●	27,400,000 shares of Class A common stock issuable upon exercise of publicly-traded indie warrants;

●	Up to 1,060,119 shares of Class A common stock issuable upon vesting of phantom stock units outstanding as of June 30, 2022;

●	Any of the following (collectively, the “Earn-Out Securities”):

●	5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

●	Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

●	1,725,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

●	Upon the Second Earn-Out Achievement Date (should it occur), the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

●	Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

●	924,926 shares of Class A common stock that are issued but are not deemed to be outstanding as they are restricted stock, subject to forfeiture and have not yet been earned.

●	Up to 12,278,242 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

For additional information concerning the offerings, see “Plan of Distribution.”

RISK FACTORS

You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Relating to the Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering, if any, will be used for working capital and general corporate purposes.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 19,556,715 shares of our Class A common stock are sold at a price of $7.67 per share pursuant to this prospectus, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on August 24, 2022, for aggregate gross proceeds of $150.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $5.99 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agents to sell shares of our Class A common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agents after our instruction will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the Sales Agents in any instruction to sell shares, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the expected benefits of the Business Combination and our acquisitions of TeraXion, Inc., Symeo GmbH and ON Design Israel;

●	our future financial performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	our expansion plans and opportunities;

●	the outcome of any known and unknown regulatory proceedings;

●	the ability to recognize the anticipated benefits of recent acquisitions, which may be affected by, among other things, competition, and our ability to successfully integrate and retain the acquired teams, and to grow and manage growth profitably;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our future capital requirements and sources and uses of cash and our ability to obtain funding for our operations and future growth;

●	changes in the market for our products and services;

●	expansion plans and opportunities;

●	the cyclical nature of the semiconductor industry;

●	our ability to successfully introduce new technologies and products;

●	the demand for the goods into which our products are incorporated;

●	our ability to accurately estimate demand and obtain supplies from third-party producers;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	conducting business in China;

●	the inability to maintain the listing of our Class A common stock or the public warrants on Nasdaq; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” which is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in this prospectus, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest any net proceeds from this offering in interest-bearing, investment-grade instruments.

DILUTION

If you invest in our Class A common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our net tangible book value as of June 30, 2022, was $88.2 million, or $0.74 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of June 30, 2022.

After giving effect to the sale of $150.0 million of shares of common stock in this offering at an assumed public offering price of $7.67 per share, which was the closing price of our Class A common stock as reported on the Nasdaq Capital Market on August 24, 2022, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2022, would have been $233.0 million, or $1.68 per share of common stock. This represents an immediate increase in net tangible book value of $0.95 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.99 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$7.67
Net tangible book value per share as of June 30, 2022	$0.74
Increase in net tangible book value per share attributable to new investors in offering	$0.94
As adjusted net tangible book value per share after this offering		$1.68
Dilution per share to new investors		$5.99

The above discussion and table are based on shares of our Class A common stock issued and outstanding after this offering as of June 30, 2022, and excludes:

●	26,382,703 shares of Class V common stock, which vote together as a single class with our Class A common stock;

●	27,400,000 shares of Class A common stock issuable upon exercise of publicly-traded indie warrants;

●	Up to 1,060,119 shares of Class A common stock issuable upon vesting of phantom stock units outstanding as of June 30, 2022;

●	Any of the following (collectively, the “Earn-Out Securities”):

●	5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

●	Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

●	1,725,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

●	Upon the Second Earn-Out Achievement Date (should it occur), the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

●	Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

●	924,926 shares of Class A common stock that are issued but are not deemed to be outstanding as they are restricted stock, subject to forfeiture and have not yet been earned.

●	Up to 12,278,242 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

To the extent that any of these outstanding options and warrants are exercised, or outstanding restricted stock units vest and settle in Class A common stock, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein that relate to our capital stock. This summary is not complete, is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws and is subject to the relevant provisions of the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Certificate of Incorporation and our Bylaws and the relevant provisions of the DGCL before you invest in our capital stock.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of:

●	10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	250,000,000 shares of Class A common stock, par value $0.0001 per share, and 40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of August 23, 2022, we had 121,444,910 shares of Class A common stock issued and 119,719,910 shares issued and outstanding (which excludes 1,725,000 shares of Class A common stock held by the Sponsor that remain held in escrow and subject to forfeiture if certain stock price performance thresholds of the Company are not achieved by December 31, 2027).

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

As of August 23, 2022, we had 26,282,699 shares of Class V common stock outstanding. All outstanding shares of Class V common stock are fully paid and non-assessable.

Voting rights. The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a LLC Units following the merger of ADK Merger Sub LLC with and into ADK LLC (a “Post-Merger indie Unit”), such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger indie Units in accordance with our governing documents and those of ADK LLC.

Preferred Stock

As of August 23, 2022, no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of our common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock.

Warrants

As of August 23, 2022, 27,400,000 warrants were outstanding, including 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants. Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the warrant agreement, as amended by the assignment, assumption and amendment agreement entered into in connection with the Business Combination, the Warrant Agreement, a public warrant holder may exercise its warrants only for a whole number of shares. This means that only a whole number of warrants may be exercised at any given time by a public warrant holder. However, except as set forth below, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. The public warrants will expire at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the completion of the Business Combination or (ii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all warrants.

The private placement warrants and sponsor warrants are identical to the public warrants except that the private placement warrants and sponsor warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants and sponsor warrants) (i) are not transferable, assignable or salable until 30 days after the completion of the Business Combination, (ii) are exercisable for cash (even if a registration statement covering the Class A common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and (iii) are not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the warrants for redemption (excluding the private placement warrants and sponsor warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●	if and only if, the reported last sale price of the shares of our Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to public warrant holders, and

●	if and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued under a Warrant Agreement, as amended, between us and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a shares of Class A common stock) at any time prior to the expiration date for a period of not less than 10 business days; provided, however, that we provide at least 10 business days’ prior written notice of such reduction to registered holders of the warrants and that any such reduction will be applied consistently to all of the warrants. Any such reduction in the exercise price will comply with any applicable regulations under the federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holder will not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A common stock issuable upon exercise of the warrants is current and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant. If the prospectus relating to the shares of Class A common stock issuable upon the exercise of the warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Public warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing public warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent stock dividend payable in shares of common stock, or by a split of the Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder.

Contractual Arrangements with Respect to Certain Warrants

We have agreed that so long as the private placement warrants and sponsor warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, we will allow the holders to exercise such warrants on a cashless basis and such warrants may be exercisable for cash.

Dividends

It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends on the shares of Class A common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors.

We are a holding company with no material assets other than our interest in ADK LLC. We intend to cause ADK LLC to make distributions to holders of Post-Merger indie Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Amended Operating Agreement provides that pro rata cash distributions be made to holders of Post-Merger indie Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” We anticipate that amounts we will receive may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger indie Units from indie at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Post-Merger indie Units, to maintain one-for-one parity between Post-Merger indie Units and shares of Class A common stock of the Company.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors - Risks Related to Ownership of Our Class A Common Stock and Warrants - Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” incorporated by reference into this prospectus.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66⅔% of our capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all our outstanding voting capital stock, voting together as a single class:

●	the provisions regarding calling annual and special meetings of stockholders;

●	the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

●	the provisions regarding the conduct of stockholder meetings;

●	the provisions providing for a classified board of directors (including the election and term of directors);

●	the provisions regarding filling vacancies on the board of directors and newly created directorships;

●	the provisions regarding removal of directors; and

●	the amendment provision requiring that the above provisions be amended only with an 66⅔% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Exchange Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including three of our founders, Messrs. Aoki, McClymont and Kee, which provides for the exchange of such holders’ Post-Merger indie Units into shares of our Class A common stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s Post-Merger indie Units may, from time to time thereafter, exchange all or any portion of their Post-Merger indie Units for shares of our Class A common stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger indie Units surrendered for exchange, pay an amount in cash per Post-Merger indie Unit equal to the volume weighted average price of the Class A common stock on the date of the receipt of the written notice of the exchange. Certain holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Exchange Ratio

The initial exchange ratio was one Post-Merger indie Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger indie Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger indie Units. If our Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Merger indie Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger indie Units other than through an exchange for shares of Class A common stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Merger indie Units to exchange their Post-Merger indie Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations. In addition, holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Expenses

The Company and each holder of Post-Merger indie Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A common stock to be issued in the name of another holder).

Registration Rights Agreements

On the closing date of the Business Combination, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other members of ADK LLC prior to the closing of the Business Combination (the “indie Equity Holders”), pursuant to which Surviving Pubco has agreed to register for resale under the Securities Act shares of Class A common stock issued to such parties as consideration in connection with the Business Combination, and to provide such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie agreed to file with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A common stock issued to such stockholders in the TeraXion acquisition.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company. As a result, a person who beneficially owns restricted shares of our Class A common stock or warrants will be able to sell their shares of Class A common stock and private placement warrants and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year from the Closing so long as the other conditions set forth in the exceptions listed above and the other conditions of Rule 144 described below are satisfied.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

PLAN OF DISTRIBUTION

On August 26, 2022, we entered into the Sales Agreement, relating to the offer and sale of shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through B. Riley, Craig-Hallum and Roth Capital, as Sales Agents. The sales, if any, of the Class A Common Stock made under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 of the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the Nasdaq Capital Market, to or through a market maker at market prices prevailing at time of sale, at prices relating to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, we may also sell shares to the sales agents as principals for their own accounts.

From time to time during the term of the Sales Agreement, in connection with the sales agents acting as our agents, the sales agents will offer our Class A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the applicable sales agent. We may designate the maximum amount or dollar value of shares of Class A common stock to be sold through a sales agent on a daily basis or otherwise as we and a sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf the shares of our Class A common stock so designated by us. We may instruct the sales agents not to sell shares of Class A common stock if the sales cannot be affected at or above the price made through the sales agent designated by us in any such instruction. Shares of our Class A common stock sold pursuant to the Sales Agreement will be sold through only one of the sales agents on any given day. We or the sales agents may suspend the offering of our Class A common stock at any time upon proper notice to the other, and subject to the other conditions contained in the Sales Agreement, upon which the selling period will immediately terminate.

The sales agents will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Stock Market on the day following the trading day in which our shares of Class A common stock were sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the applicable sales agent with respect to such sales and the net proceeds to us, with an itemization of the deductions made by the applicable sales agent from the gross proceeds that it receives from such sales. We will report at least quarterly the number of shares of Class A common stock sold through the sales agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid by us to the sales agent in connection with such sales of our Class A common stock.

Settlement for sales of our Class A common stock will occur on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the sales agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales of our Class A common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. Sales of our Class A common stock may also be affected, from time-to-time, in one or more transactions described under the section “Plan of Distribution” in the accompanying prospectus.

We will pay to the sales agents, upon each sale of Class A common stock pursuant to the Sales Agreement, an aggregate amount of up to 3% of the gross proceeds from each such sale. A different amount of compensation may be paid by us when a sales agent purchases shares as principal at a price agreed to by us and the applicable sales agent. We have agreed to reimburse the sales agents for certain expenses incurred in connection with this offering, not to exceed $75,000, in connection with the execution of the Sales Agreement, and not to exceed $5,000 per quarter thereafter in connection with updates at the Representation Dates (as defined in Sales Agreement). We estimate that the total expenses of the offering payable by us, excluding commissions or discounts payable or provided to the sales agents under the Sales Agreement and our reimbursement of certain expenses of the sales agents in connection with this offering, will be approximately $0.7 million.

We may also sell shares of our Class A common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our Class A common stock to a sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of our Class A common stock on our behalf, the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.

The offering of our Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale, pursuant to the sales agreement, of all of the shares of our Class A common stock having an aggregate sales price of $150,000,000 and (2) the termination of the Sales Agreement by either us or the sales agents as permitted therein.

In the ordinary course of their business, the sales agents and/or their respective affiliates have in the past provided, and may continue to provide, certain commercial banking, financial advisory, investment banking and other services for us or our affiliates, for which the sales agents and/or their respective affiliates have received and may continue to receive customary fees and commissions. In addition, the sales agents have advised that from time to time, such agents and/or their respective affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. The Sales Agents are being represented by Morgan, Lewis & Bockius LLP, Palo Alto, California, in connection with this offering.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.indiesemi.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 11, 2022;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022 filed with the SEC on May 13, 2022 and August 12, 2022, respectively;

●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed with the SEC on May 2, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2022, April 1, 2022, June 28, 2022 and August 11, 2022, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

$150,000,000

Common Stock

PROSPECTUS

B. RILEY SECURITIES

CRAIG-HALLUM

ROTH CAPITAL PARTNERS

        , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee, are estimates:

SEC registration fee	$27,810
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and engraving costs	(1)
Trustee fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for the securities offered hereby
1.2*	Sales Agreement, by and among the Registrant and B. Riley Securities, Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC.
2.1†	Master Transactions Agreement, dated effective December 14, 2020, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein, and also included as Annex B-1 to the proxy statement/prospectus (previously filed as Exhibit 2.1 of Form 8-K filed by Thunder Bridge II with the SEC on December 15, 2020).
2.2†	Amendment to Master Transactions Agreement, dated effective May 3, 2021, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein (previously filed by Thunder Bridge II as Exhibit 2.2 of Form S-4/A filed with the SEC on May 4, 2021).
2.3	Share Purchase Agreement, dated as of August 27, 2021, by and among indie, TeraXion, Purchaser and certain stockholders of TeraXion and their ultimate beneficial owners (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the registrant with the SEC on September 2, 2021).
4.1	Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.3**	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.4	Warrant Agreement between Continental Stock Trust & Transfer Company and Thunder Bridge II (incorporated by reference to Exhibit 4.1 of Form 8-K filed by Thunder Bridge II with the SEC on August 14, 2019).
4.5	Warrant Agreement Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.4 of the Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.6**	Specimen Preferred Stock Certificate
4.7*	Form of Indenture
4.8**	Form of Debt Security
4.9**	Form of Warrant Agreement
4.10**	Form of Warrant Certificate
4.11**	Form of Rights Agreement
4.12**	Form of Rights Certificate
4.13**	Form of Unit Agreement
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107*	Filing Fees

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the registered securities.
+	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “TIA”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aliso Viejo, California on August 26, 2022.

INDIE SEMICONDUCTOR, INC.

By:	/s/ Donald McClymont
Donald McClymont
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of indie Semiconductor, Inc. constitutes and appoints Donald McClymont and Thomas Schiller, and each of them singly, his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald McClymont	Chief Executive Officer and Director	August 26, 2022
Donald McClymont	(Principal Executive Officer)

/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy	August 26, 2022
Thomas Schiller	(Principal Financial and Accounting Officer)

/s/ Ichiro Aoki	President and Director	August 26, 2022
Ichiro Aoki

/s/ David Aldrich	Chairman of the Board of Directors	August 26, 2022
David Aldrich

/s/ Diane Biagianti	Director	August 26, 2022
Diane Biagianti

/s/ Diane Brink	Director	August 26, 2022
Diane Brink

/s/ Peter Kight	Director	August 26, 2022
Peter Kight

/s/ Karl-Thomas Neumann	Director	August 26, 2022
Karl-Thomas Neumann

/s/ Jeffrey Owens	Director	August 26, 2022
Jeffrey Owens

/s/ Sonalee Parekh	Director	August 26, 2022
Sonalee Parekh